UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 31, 2014

HealthSouth Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
On November 23, 2014, HealthSouth Corporation (the “Company” or “HealthSouth”) and a newly formed subsidiary, HealthSouth Home Health Corporation (“HHH”) entered into a Stock Purchase Agreement (the “Agreement”) with EHHI Holdings, Inc. (“EHHI”), Thoma Cressey Fund VIII, L.P., The CIT Group/Equity Investments, Inc., The Northwestern Mutual Life Insurance Company, HCHB Consulting Inc., AGM Children’s Homecare, Inc., and various members of EHHI management, as the holders of securities of EHHI (collectively, the “Sellers”), and EHHI Sellers’ Representative, LLC. EHHI is headquartered in Dallas, Texas and owns the Encompass home health and hospice business (“Encompass”). On December 31, 2014, HHH completed, pursuant to the Agreement, the previously announced acquisition of all of the issued and outstanding equity interests of EHHI, other than equity interests contributed to HealthSouth Home Health Holdings, Inc. (“Holdings”), a subsidiary of HealthSouth and the parent of HHH, by certain Sellers in exchange for shares of common stock of Holdings as described below (the “Acquisition”). The total consideration delivered at closing was approximately $695.5 million in cash, which amount includes payment of the outstanding borrowings of EHHI, transaction expenses, and an escrow reserve and is subject to working capital and other adjustments.
Concurrently with the closing of this transaction, certain members of Encompass management who were also Sellers, including April Anthony, the Chief Executive Officer of Encompass, contributed a portion of their shares of common stock of EHHI, valued at approximately $64.5 million, in exchange for shares of common stock of Holdings. As a result of that contribution, they hold approximately 16.7% of the outstanding common stock of Holdings. In addition, Ms. Anthony and certain other executives of Encompass entered into amended and restated employment agreements with EHHI, each agreement having an initial term of three years.
The Company funded the cash purchase price paid in the Acquisition entirely with draws under the revolving and term loan facilities of the Company’s third amended and restated credit agreement, dated August 10, 2012, as supplemented and otherwise modified from time to time (the “Credit Agreement”). The other parties to the Credit Agreement are Barclays Bank PLC, as administrative agent and collateral agent, Citigroup Global Markets Inc., as syndication agent, Bank of America, N.A. ("BofA"), Goldman Sachs Lending Partners LLC, and Morgan Stanley Senior Funding, Inc., as co-documentation agents, and various other lenders from time to time, including J.P. Morgan Bank, N.A., SunTrust Bank and Royal Bank of Canada ("RBC").  An affiliate of J.P. Morgan served as the Company’s financial advisor in the Acquisition. BofA, SunTrust, and RBC were lenders under EHHI’s credit facility and received a portion of the cash proceeds upon payment of amounts outstanding under that facility at closing.

The description of the agreement is summary in nature and is qualified in its entirety by reference to the full and complete terms of the agreement. A copy of the agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, if not otherwise filed prior to that. When filed, the Form 10-K or other form will also be available on the Company’s website at http://investor.healthsouth.com under SEC filings. The copy of the agreement attached as an exhibit to such form is intended to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company or its subsidiaries or affiliates or EHHI. The representations, warranties, and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Agreement.
Item 7.01. Regulation FD Disclosure
On January 2, 2015, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that the Company completed its acquisition of the Encompass home health and hospice business.
Forward-Looking Statements
Certain statements made in this Current Report on Form 8-K are forward-looking statements, such as those relating to future free cash flow, access to capital, growth opportunities, and the positioning of services for the system of healthcare delivery in the future. In addition, the Company may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking statements speak only as of the date hereof, and the Company undertakes no duty to publicly update or revise such statements, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. The Company's actual results or events may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results or events to differ materially from those anticipated include, but are not limited to, any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings that may be brought by or against the Company, including those related to yet undiscovered issues, if any, at Encompass; adverse effects on the Company’s stock price resulting from the integration of this acquisition; the ability to successfully complete and integrate this acquisition consistent with the Company’s growth strategy, including realization of anticipated revenues, cost savings, tax benefits, and productivity improvements arising from the related operations and avoidance of unforeseen exposure to liabilities; significant changes in the Company’s or Encompass’ management team; changes in the regulation of the healthcare industry broadly or the inpatient rehabilitation, home health and hospice area specifically at either or both of the federal and state levels; competitive pressures in the healthcare industry broadly or the inpatient rehabilitation, home health and hospice area specifically and the Company’s response thereto; the ability to maintain proper local, state and federal licensing where the Company does business; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of the Company’s information systems, including the unauthorized access to or theft of patient or other sensitive information as well as unforeseen issues, if any, related to integration of Encompass’ systems; the ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on the Company’s labor expenses from potential union activity and staffing shortages; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for the Company’s services by governmental or private payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the Company’s SEC filings and other public announcements, including the Company’s Form 10-K for the year ended December 31, 2013 and Form10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014.
Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 days after the date upon which this Current Report on Form 8-K is required to be filed with the United States Securities and Exchange Commission.

(b)	Pro Forma Financial Information

The unaudited pro forma combined consolidated financial information required by Item 9.01(b) of Form 8‑K will be filed by amendment to this Current Report on Form 8-K within 71 days after the date upon which this Current Report on Form 8-K is required to be filed with the United States Securities and Exchange Commission.

(d)	Exhibits

	99.1	Press Release of HealthSouth Corporation, dated January 2, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHSOUTH CORPORATION

By:	/S/ JOHN P. WHITTINGTON
	Name:	John P. Whittington
	Title:	Executive Vice President, General Counsel and Corporate Secretary
Dated: January 2, 2015